Exhibit 10.12

EZEE WHIP ICE CREAM (OVERSEAS) LIMITED

and

AVALANCHE PRODUCTS INC

________________________________

MANUFACTURING LICENCE

FOR EZEE WHIP SYSTEM

________________________________

Version 9  Clean

January 27, 2005

INDEX

Clause		Page

1.	Interpretation	3
2.	Term	4
3	Grant	4
4.	Obligations of the Licensor	4
5.	Obligations of the Licensee	5
6.	Liability for Claims	5
7.	Royalty and Payment	6
8.	Payments	6
9.	Confidentiality	6
10.	Licensor’ Warranties	7
11.	Intellectual Property Rights Disputes	7
12.	Ownership of Drawings and Copyright	7
13.	Ownership of Inventions	7
13A	Non- Solicitation	8
14.	Termination	8
15.	Manufacture and Sale of the Products after Termination	8
16.	Assignment	9
17.	Expenses	9
18.	Waiver	9
19.	Force Majeure	9
20.	Notice	9
21.	Entire Agreement and Variation	10
22.	Severance	10
23.	Proper Law and Construction	10
24.	Disputes	10
25.	General	11

Schedule 1	Royalties	12
Schedule 2	Licensor’s Bank details	14
Schedule 3	Quarterly Return	13

THIS AGREEMENT is made the                   day of

BETWEEN:

(1)

EZEE WHIP ICE CREAM (OVERSEAS) LIMITED whose registered office is at, Ternion Court, 264-268, Upper Fourth Street, Milton Keynes, United Kingdom, MK9 2DP under Registered No: 5166701 (“the Licensor”); and

(2)

AVALANCHE PRODUCTS INC  a California corporation formed and existing under the laws of California under state Registry No.  whose principal address is 2234 Solitude Court, Rocklin, California 95765 (“the Licensee”)

WHEREAS:

(A)

The Licensor is entitled to licence the US Design Patent No D 407093 (“Design”) relating to a cartridge for measuring and dispensing individual servings of flavored ices, ice cream, other dairy products and frozen desserts  (herein “the Cartridge” or “Cartridges”), together with US trademark #2384589 for “EZEE WHIP” with design registered in the US in International Classes 7 and 30 (“Trademark”)

(B)

The Licensee wishes to manufacture, fill, market, promote and distribute Cartridges in the United States in accordance with the Licensor’s Design Patent, and to be licensed to use the Trademark

IT IS AGREED as follows:

1.

INTERPRETATION

1.1

In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:-

Words/Expressions

Meaning

Cartridge(s)

Cartridge(s) made to, using or in any way falling within the scope of the Design to be filled with ice cream, frozen yoghurt, flavoured ices such as sherbets, dairy products or other soft confections or products for one-time use for the purposes of measuring and/or dispensing individual servings.

Cartridges Sold                                       Cartridges sold by the Licensee in the Territory

Commencement Date                             the date of signature of this Agreement by the parties

Confidential Information

All information communicated between the parties which is either

(a)

said at the time, in a covering letter or by clear marking on a document to be confidential or

(b)

which is obviously by its very nature commercially sensitive or confidential.

Design

U.S. Design Patent No: D407093 dated 23rd March 1999 in respect of the Cartridges

Existing Customers

are customers of Licensee to whom Licensee has sold at normal prices at least 25 dispensing machines or 100 cases of Licensed Products within the twelve month period ending on the last day of the last month as listed in writing by Licensor to Licensee, with relevant data, by the 5th day of every month.

Future Invention(s)

Invention(s) made by the Licensor or the Licensee during the term of this Agreement in the development of the Licensed Products encompassed within or anticipated by the Design and not leading to separately registrable Intellectual Property.

Future IPR                                              Intellectual Property granted in respect of a Future Invention.

Intellectual Property

any patent, ` registered design or any application in respect thereof, copyright, design right, know how, trade or business names or any other right of the same or a similar nature anywhere in the world.

Invention(s)                                            the invention disclosed in the Design at the date of this Agreement

Licensed Products

the Cartridges

New Invention

Any invention made by the Licensee during the term of this Agreement which is not encompassed within or anticipated by the Design and leads to separately registrable Intellectual Property

Quarter

the period of three months running each year from 1st January to 31st March, that from 1st April to 30th June, from 1st July to 30th September, and from 1st October to 31st December.

Ready for Sale

Cartridges filled and packed by or on behalf of the Licensee ready for dispatch.

Royalties

the sums calculated in accordance with Schedule 1 of this Agreement.

Specification

the specifications for the Licensed Products to be provided by the Licensor to the Licensee hereunder.

Target Customers

are proposed customers of Licensee as listed by Licensee in writing to Licensor by the 1st March 2005 or from time to time thereafter.

Territory

The United States of America

1.2

Any reference herein to the provisions of any statute shall be deemed to refer to the same as in force (including any amendment or re-enactment from time to time).

1.3

References to the singular shall include the plural and vice versa and words in one gender shall include any other gender.

1.4

References to Clauses and Schedules are to clauses and schedules to this Agreement.  The headings to Clauses and Schedules are for convenience only and have no legal effect.

2.

TERM

This Agreement shall commence on the Commencement Date and shall continue unless and until terminated in accordance with the provisions of clause 14

3.

GRANT

3.1

The Licensor hereby grants the Licensee on the terms of this Agreement a non-exclusive, non-transferable, limited  licence:

3.1.1

to manufacture the Licensed Products in the Territory and to market, promote, distribute and sell the Licensed Products to commercial customers for use in the Territory on the terms of this Licence using the Design; and

3.1.2

to use the Design, and all Future Inventions in the manufacture of the Licensed Products;

3.1.3

to make the Design and Specifications available under written sub-license to its own direct sub-contractors in the Territory as necessary strictly for the sole purpose of manufacturing Licensed Product under the terms of this Agreement and for no other purpose, provided that each such sub-contractor agrees in writing to satisfactory safeguards, restrictive use of the Design and Specifications and non-disclosure terms at least as restrictive as the terms of this Agreement.

3.2

For the avoidance of doubt, it is declared that the Licensee shall have no right to manufacture, use, sub-license or sell the Licensed Products otherwise than expressly licensed to the Licensee under this Agreement and it is acknowledged by the Licensee that any circular cylindrical cartridge having a plunger at one end and using a dispensing rosette at the other end  shall be the subject of royalty payments as set out in this agreement in any event, even if it does not fall strictly within the Design, in consideration of the know-how conveyed by Licensor to Licensee.

4.

OBLIGATIONS OF THE LICENSOR

4.1

The Licensor shall:

4.1.1

to the extent that it has not done so at the date of this Agreement deliver to the Licensee with all reasonable diligence but not later than seven days from the Commencement Date.

4.1.1.1     one (1) printed hard copy of the Specification

4.1.1.2     six (6) samples of the Cartridge.

4.1.2

carry out all its obligations within the times agreed or if not agreed within a reasonable time;

4.1.3

give to the Licensee such technical assistance and advice as the Licensee shall reasonably require from time to time during the continuance of this Agreement so as to enable the Licensee to manufacture and assemble the Licensed Products correctly and effectively, subject in the case of any work required, to the payment of its reasonable pre-agreed out-of-pocket expenses and always provided that the Licensee shall have no legal liability in respect of such advice and assistance;

5.

OBLIGATIONS OF THE LICENSEE

5.1

The Licensee shall commence commercial production of Licensed Product as soon as reasonably possible after the Commencement Date.

5.2

The Licensee shall promote, distribute, sell and commercialise the Licensed Products and to develop a market in the  Territory for the Licensed Products.

5.3

The Licensee shall mark or cause to be marked in an indelible manner all Cartridges on a visible surface with the Design Patent number.   The parties agree that notice placed on the plunger is sufficient.  All brochures and other promotional material will include the citation US Design Patent No D 407093 or its equivalent.

5.4

During this Agreement, the Licensee shall not act as agent of the Licensor, nor give any indication that it is acting otherwise than as principal, and in advertising or selling the Licensed Products not make any representation or give any warranty on behalf of the Licensor;

5.5

The Licensee shall on reasonable notice from the Licensor give the Licensor’s authorised representative(s) free access at any reasonable times to the Licensee’s premises for the purpose of ensuring that the Licensed Products are being produced and used correctly in accordance with the Agreement and shall ensure that all sub-contractors are equally contractually obliged to provide the same access to the Licensor’s authorised representative(s) provided that  the Licensor shall not be entitled to inspect any particular premises more than twice in any calendar year.

5.6

The Licensee agrees to obtain whatever licences, statutory approvals or consents that may be needed in the Territory to manufacture and sell the Licensed Products and to provide the Licensor on reasonable request from time to time with evidence that it is has done so.

5.7

The Licensee shall notify the Licensor of:

5.2.1

all prosecutions, indictments and other like proceedings, threatened or commenced in the Territory in respect of the design, construction, manufacture or use of the Licensed Products, or

5.2.2     of any dispute of which it is aware in the Territory relating to the Licensed Products, their use, construction or design.

5.8

Licensee shall notify Licensor of the names and locations of any sub-contractor engaged by Licensee to manufacture Licensed Product, and provide Licensor with a copy of all sub-licenses and non-disclosure agreements.  Such sub-contractors shall be located in the Territory, unless Licensor expressly grants written approval for sub-contractors located outside the Territory.

5.9

Licensee shall provide in its sales and use agreements with its re-sellers and end-users that Cartridges are single-use items and that the re-filling of Cartridges by any vendor after dispensing the first unit of contents is strictly prohibited for reasons of quality control, consumer health and safety.

6.

LIABILITY FOR CLAIMS

6.1

The Licensee hereby accepts responsibility for all actions, proceedings, demands and claims and the costs arising therefrom relating to manufacturing defects in or any contents or products contained in the Licensed Products manufactured or assembled by it or its subcontractors and agrees to indemnify and hold harmless the Licensor in respect of any claim whatsoever which may be made against Licensor in respect thereof.

6.2

Licensee shall take out, carry and maintain products liability insurance with a reliable Best’s “A” rated or above carrier in such amounts as Licensee deems sufficient for its business operations, but not less than US$1,000,000 per occurrence, US$ 3 million annual aggregate.  Such policy or policies shall name Licensor as an additional named insured.

6.3

Licensee shall ensure that any indemnity provisions against third party and/or product liability claims contained in its manufacturing and production subcontractor agreements extend also expressly to Licensor.

7.

ROYALTY AND PAYMENT

7.1

In consideration for the grant of the rights licensed pursuant to this Agreement, the Licensee agrees to pay the Royalties in accordance with Schedule 1 on each Cartridge rendered Ready for Sale

7.2

By the 21st day of each April, July, November and January the Licensee shall furnish to the Licensor a Quarterly Return in the form provided in Schedule 3 relating to the immediate past Quarter giving the information set out in Schedule 3A and 3B.

Payment of all Royalties due shall be made by the last day of the same month, that is to say by the 30th April, 31st July, 30th November and 31st January respectively.

Interest shall be payable on any sums unpaid by the due date at the rate of 6% per annum calculated on a daily basis from the due date to date of payment.

7.3

All Royalties shall be paid in accordance with clause 8.1 and the receipt of the Licensor shall be sufficient discharge of the Licensee’s obligation to make payment.

7.4

To enable the amounts payable to the Licensor hereunder to be verified:-

7.4.1

the Licensee shall maintain sufficient and accurate records as may be reasonably necessary to enable the Licensor to validate the information supplied under the Agreement and shall permit the Licensor or their professional advisors at the Licensor’s expense once every twelve (12) months to inspect and investigate the same during normal business hours at a time agreed in advance for the purpose of verifying such amounts; and

7.4.2

the Licensee shall provide to the Licensor within three (3) months of the end of each calendar year a summary audited by the Licensee’s Auditors regarding the accuracy of the Statements in respect of the previous year.

7.4.3

Within 4 months of any Termination, the Licensee shall provide a like certificate in respect of the period since the end of the last calendar year.

7.5

In the event of any other License in respect of the Licensed Products being subsequently granted by the Licensor to any other Licensee in respect of the Territory or any part of it the parties agree that the Licensee will from the date of the other agreement be entitled to enjoy terms no less favourable as to royalty and payment structure than those enjoyed by such other Licensee or Licensees.

8.

PAYMENTS

8.1

All sums payable hereunder shall be payable by Licensee to Licensor in British pounds Sterling by bank wire or electronic transfer to a bank account in the name of the Licensor as provided in Schedule 2 or as subsequently notified to the Licensee in writing.  If Sterling shall cease to exist as legal tender, the Royalty shall from that date be payable in Euros at the exchange rate pound to Euro at which the Sterling currency was converted to Euros.

8.2

All sums due under this Agreement shall be exclusive of any sales or value added tax which shall be payable in addition on the tendering by the Licensor of any appropriate value added tax invoice

9.

CONFIDENTIALITY

9.1

The Licensee shall during the continuance of this Agreement and at all times thereafter hold, keep and treat as secret and confidential the Confidential Information supplied to the Licensee by the Licensor, and the Licensee shall use the same solely for the better fulfillment by it of its obligations pursuant to this Agreement.  Licensee shall ensure that each of its sub-contractors is likewise bound and shall act diligently to enforce all such agreements with its sub-contractors.

9.2

The Licensor shall during the continuance of this Agreement and at all times thereafter hold, keep and treat as secret and confidential any Confidential Information and not use or disclose any information relating to the Licensee’s customers or sub-contractors supplied to the Licensor by the Licensee save that Licensor shall be enititled to solicit or Licence companies which have previously been, but are not at the relevant time, properly  disclosed by Licensor as either Target Customers or Existing Customers as provided in clause 13A of this agreement.

9.3

The obligations of secrecy and confidentiality herein contained shall cease to apply:

9.3.1

as regards all information of a technical nature supplied to the Licensee by the Licensor after the expiration of  ten years from the date upon which it is imparted; and

9.3.2

as regards all information of whatsoever nature if and when it enters the public domain other than by any act of the party owing the duty of confidentiality.

10.

LICENSOR’S WARRANTIES

10.1

The Licensor shall ensure that the Design Patent is maintained in force for the duration of the Design Patent.

10.2

The Licensor warrants to the Licensee that:-

10.2.1

The Specification and other documentation provided includes sufficient information to enable the Licensee to exploit the rights granted hereunder and to manufacture the Licensed Products;

10.2.2

The Licensor has not received notice of any claim or allegation that any Licensed Product supplied by the Licensor prior to the Commencement Date is defective or has led to any injury or death of any customer;

10.2.3

The Licensor has full authority and is entitled to enter the Agreement and to grant the rights licensed hereunder.

11.

INTELLECTUAL PROPERTY RIGHTS DISPUTES

11.1

If any claim or allegation is made that the manufacture or sale or other distribution of the Licensed Products infringes a subsisting Intellectual Property right of any other person, firm or company, the Licensee shall inform the Licensor and the Licensor shall take such action as it thinks fit and notify the Licensee.

11.2

Each party shall notify the other in the event that it comes to that party’s attention that the Design, or other Intellectual Property of the Licensor relating to the Licensed Products is infringed or alleged to be infringed in the Territory by any other person.  Either party shall be entitled to take action at its expense to defend its rights under this Agreement and any damages or costs awarded or arising from any order, compromise or settlement agreement shall be the sole property of the party taking such action.   The Licensee shall be entitled to take steps to enforce the Design in the Territory and Licensor agrees to provide such assistance as Licensee shall reasonably request.

12.

OWNERSHIP OF DRAWINGS AND COPYRIGHT

Title to all copyright and design right in the Design and  the Specifications relating to the Licensed Products shall continue to vest in and belong to the Licensor absolutely.

13

OWNERSHIP OF INVENTIONS

13.1

All Future Inventions made by the Licensee in relation to the Licensed Products during the continuance of this Agreement shall belong to and be the sole property of the Licensor.

13.2

If at any time during this Agreement the Licensee directly or indirectly opposes or assists any third party to oppose the registration of any registered design or any registered design application within the Design or disputes or directly or indirectly assists any third party to dispute the validity of any registered design within the Design or any of the claims thereof, unless legally required to do so, the Licensor shall be entitled at any time thereafter to terminate all or any of the licences granted under this Agreement forthwith by notice to the Licensee.

13.3

Where the Licensee has developed a Future Invention to which Clause 13.1 applies, it shall not publish the same or do anything that might prejudice the validity of any registered design that might subsequently be granted on it until the Licensor has had at least thirty working days from disclosure in writing of all information relating to it to consider whether patent or other protection should be applied for.  The Licensor will on request notify the Licensee whether it intends to seek any protection.  If the Licensor within the 30 working day period notifies the Licensee that it would like to seek patent or other protection, then this obligation shall continue for such time as may be reasonably required to prepare and file an application for registered design or other protection.  In the event that it does not so notify the Licensee, all rights to the Future Invention shall vest in the Licensee and the Licensee shall be entitled to obtain such protection as it deems appropriate.

13.4

The Licensor may at any time in respect of a Future Invention elect not to pursue further an application for patent protection on its own behalf or to maintain any such registered design protection as it may have obtained.   In such an event it shall notify the Licensee at least 30 days prior to implementing such an election and the Licensee shall be entitled to take over such application or registration in support of which the Licensor will provide all reasonable assistance.

13.5

The Licensor undertakes to communicate in writing to the Licensee full details and particulars of any Future Invention created by the Licensor during the Term and shall at the request of the Licensee grant a licence to the Licensee to exploit the same under the terms of this Agreement.

13.6       If the Licensee has developed a New Invention or any invention which it considers to be a New Invention it shall not publish the same or take any steps to apply for any registered design or other protection on it until the Licensor has had at least twenty working days from the confidential disclosure in writing of all information relating to such invention during which to consider whether it is a New Invention or a Future Invention and to make representations to Licensee in that respect.  If any disagreement cannot be resolved Licensee shall not make any application for any registered design or other protection without simultaneously providing a copy of such application to Licensor who may then file any objection or application for joint ownership it thinks appropriate.  Any IPR which may exist in such New Invention will vest in the party or parties found by the appropriate Patent Office to own it.

13A

NON SOLICITATION

13A1

Licensor agrees that it will not solicit or license Existing Customers.

13A2

Licensor agrees that it will not until 1st July 2005 solicit or license any Target Customers, nor will it after that date solicit or License any Target Customers who have been on the list of Target Customers for less than 3 consecutive  months.    It is specifically agreed that if a Target Customer has not become an Existing customer with three months of first being shown on the list the Licensor shall be entitled to solicit or license such company.

14

TERMINATION

14.1

Either party may terminate this Agreement forthwith by notice in writing to the other in the event of:

14.1.1

a material breach by the other of any of the terms hereof or in the case of a material breach capable of remedy (save as to time of performance) if the breach shall not be remedied or made good within sixty (60) days of written notice thereof; or

14.1.2

a resolution being passed or an order being made for the winding up or bankruptcy of any party to this Agreement or the appointment of a liquidator, receiver or administrator of the whole or a substantial part of the assets or undertaking of the other or if the other shall enter into a composition or arrangement with its creditors.

14.3

Termination of this Agreement for whatever reason shall not affect the enforceability of provisions herein expressed to operate following termination and in any event shall be without prejudice to any subsisting right remedy or obligation of either party.

 15.

MANUFACTURE AND SALE OF THE PRODUCTS AFTER TERMINATION

15.1

Upon termination of this Agreement from whatsoever cause the Licensee shall be entitled:

15.1.1

to manufacture Licensed Products for no more than 6 months ; and

15.1.2

Where Licensed Products are sold by the Licensee after the date of termination, Royalties payable pursuant to clause 7 hereof shall remain payable to Licensor.

15.2

Save as permitted by this clause or otherwise permitted by law, the Licensee shall upon termination cease manufacture of the Licensed Products and shall not enter into any further negotiation or commitments for the sale of any Licensed Products other than those manufactured prior to termination or in accordance with clause 15.1.1.

16.

ASSIGNMENT OR SALE

The Licensee shall not assign this Agreement or any of the rights or obligations hereunder without the written consent of the Licensor.

17.

EXPENSES

Save as otherwise herein expressed all expenses incurred by either party in the performance of their respective obligations hereunder shall be borne by the party incurring the expense.

18.

WAIVER

Failure by either party to exercise an option or right conferred by this Agreement shall not of itself constitute a waiver of such option or right.

19.

FORCE MAJEURE

19.1

In this Agreement, “force majeure” shall mean any cause preventing either party from performing any or all of its obligations which arises from or is attributable to acts, events, omissions or accidents beyond the reasonable control of the party so prevented including without limitation strikes, lockouts or other industrial disputes (whether involving the workforce of the party so prevented or of any other party), act of God, war, riot, civil commotion, malicious damage, compliance with any law or government order, rule, regulation or direction, accident, breakdown of plant or machinery, fire, flood or storm.

19.2

If either party is prevented or delayed in the performance of any of its obligations under this Agreement by force majeure, that party shall immediately serve notice in writing on the other party specifying the nature and extent of the circumstances giving rise to force majeure, and shall subject to service of such notice and subject to clause 21.4 have no liability in respect of the performance of such of its obligations as are prevented by the force majeure events during the continuance of such events, and for such time after they cease as is necessary for that party, using all reasonable endeavours, to recommence its affected operations in order for it to perform its obligations.

19.3

If either party is prevented from performance of its obligations for a continuous period in excess of six (6) months pursuant to clause  19.2 , the other party may terminate this Agreement immediately on service of written notice upon the party so prevented, in which case neither party shall have any liability to the other except that rights and liabilities which accrued prior to such termination shall continue to subsist.

19.4

The party claiming to be prevented or delayed in the performance of any of its obligations under this Agreement by reason of force majeure shall take all steps as are necessary to bring the force majeure event to a close or to find a solution by which the Agreement may be performed despite the continuance of the force majeure event.20.

20

NOTICE

Any notice to be given under this Agreement may be given :

20.1

by hand or by sending it in a pre-paid envelope by air using either FedEx, Airborne, DHL, UPS or other regular air courier  to the party upon whom it is to be served at its registered office for the time being or to such other address as such party may have notified to the party giving the notice;

20.2

by sending it by fax message to the fax number of the party upon whom it is to be served as set out below or such other number which such party may have notified to the party giving the notice, provided a copy of the fax is also sent by global express overnight air post or regular air courier such as FedEx, Airborne, DHL or UPS   within 24 hours.

20.3

by sending it by fax message to the fax number of the party upon whom it is to be served as set out below or such other number which such party may have notified to the party giving the notice:

Licensor:

fax number: 44/1908/569394 (UK)

Licensee:

fax number: 916/771.9871 (California)

and such notice shall be deemed served in the case of hand delivery at the time of delivery; in the case of DHL or UPS overnight air postal delivery two (2) work days  after posting; and in the case of fax delivery at the time of dispatch, provided a copy of the fax is also sent by global express air post or air courier  within 24 hours, provided in each case that the time of deemed service shall be two business days which shall mean 9.00am to 5.00pm on any day other than a Saturday, Sunday, national holiday or Bank Holiday in England, Wales or the United States.

21.

ENTIRE AGREEMENT AND VARIATION

This Agreement constitutes the entire understanding of the parties to this Agreement to the exclusion of all previous agreements and understandings including those set out in the separate Confidentiality Agreement dated  17th March 2004 and between Licensor and/or Andrew Wells and Jim Wheeler on his own behalf and on behalf of Pinnacle Equipment Inc. as Disclosees (the Confidentiality Agreement) save that if Licensor is entitled to terminate and does terminate this agreement within 6 months the provisions of the Confidentiality Agreement shall remain binding on Jim Wheeler.

22.

SEVERANCE

In the event of any provision of this Agreement being or becoming void in whole or in part in all or any part of the Territory then the provisions of this Agreement shall remain fully valid and enforceable where legally permissible and the void provisions shall be replaced where necessary in the Territory in accordance with the meaning and purpose of this Agreement.

23

PROPER LAW AND CONSTRUCTION

23.1

This Agreement shall be interpreted and have effect in accordance with English law and the parties submit to the non-exclusive jurisdiction of the English courts save that issues relating specifically to the design patent and intellectual property inventions, shall be interpreted and have effect in accordance with the United States law, and the parties submit to the non-exclusive jurisdiction of the United States courts.

23.2

In construing this Agreement no references shall be made to nor reliance placed upon the wording of the clause headings nor upon the provisions of the index.

24.

DISPUTES

24.1

Any disputes relating to the calculation of Royalties pursuant to clause 7.3 shall be referred to the    decision of an independent accountant to be agreed between the parties within ninety (90) days of notification by one party to the others that the appointment of an accountant is required or, in default of agreement appointed at the request of either party by the President for the time being of the Institute of Chartered Accountants of England and Wales.

24.2

The accountant shall act as an expert and not as an arbitrator and his/her decision shall be final including as to costs.

24.3

Licensor reserves the right to seek injunctive relief in a court of law in any jurisdiction if necessary to protect or enforce its intellectual property rights in the event of infringement, disclosure or use of its Design, Trademark and/or Copyright Works other than in accordance with the terms of this Agreement.  Such matters shall be interpreted and have effect in accordance with the United States laws.

24.4

Except as set out in clause 24.1 and 24.3, all disputes, differences or questions arising out of this Agreement shall be referred to the decision of a single arbitrator to be agreed between the parties within ninety (90) days of notification by one party to the others that the appointment of an arbitrator is required or, in default of agreement appointed at the request of either party by the President for the time being of the Institute of Chartered Accountants of England and Wales.  Arbitration shall take place in London and shall be in accordance with the International Rules of the London Court of International Arbitration which rules are deemed incorporated by reference into this clause.   The decision of the arbitrator shall be final and binding on both parties, and shall be enforceable in any court having jurisdiction over the subject matter.

25.

GENERAL

25.1

Invalidity

To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

25.2

Exclusion of third party rights

Unless expressly provided in this Agreement, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

This Agreement has been signed on the date appearing at the head of page 1

SIGNED by:_______________________________

      Signature

   _________________________________

                    Typed Name:

duly authorised for and on behalf of

EZEE WHIP ICE CREAM (OVERSEAS) LIMITED

in the presence of:

WITNESS:

___________________________

SIGNED by:_______________________________

      Signature

   _________________________________

                    Typed Name:

duly authorised for and on behalf of

AVALANCHE PRODUCTS INC

in the presence of:

WITNESS:

_____________________________

Schedule 1

Royalties

Royalties shall be calculated at either [***] per Cartridge as calculated in Schedule 3.

__________________

[***] This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

 Schedule 3

Quarterly  Return Template

Schedule 2

    Licensor’s Bank Details

Bank

Barclays

Branch address

Beneficiary Name

EZEE WHIP ICE CREAM (OVERSEAS) LIMITED

Address

Grafton Court, Milton Keynes

Sort Code

20-57-40

Account number

xxxx (to be provided by private correspondence)

SWIFT Code